                                                                      EXHIBIT 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          --------------------
                                                                                            1994       1993
                                                                                          ---------  ---------
                                                                                              (UNAUDITED)
NET INCOME..............................................................................  $   5,604  $   2,387
                                                                                          ---------  ---------
                                                                                          ---------  ---------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  PRIMARY:
    Common stock........................................................................     13,519     11,846
    Common stock equivalents
    Stock options (A)...................................................................        444        294
                                                                                          ---------  ---------
    Primary shares outstanding..........................................................     13,963     12,140
                                                                                          ---------  ---------
                                                                                          ---------  ---------
  FULLY DILUTED:
    Common stock........................................................................     13,519     11,846
    Common stock equivalents
    Stock options (A)...................................................................        450        357
                                                                                          ---------  ---------
    Fully diluted shares outstanding....................................................     13,969     12,203
                                                                                          ---------  ---------
                                                                                          ---------  ---------
NET INCOME PER SHARE:
    Primary.............................................................................  $     .40  $     .20
    Fully diluted.......................................................................  $     .40  $     .20

- - ------------------------
(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.
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